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                                                                     EXHIBIT 1.2































               FORM OF SELECTED PLACEMENT AGENT (DEALER) AGREEMENT


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                                1,000,000 SHARES

                               HARP & EAGLE, LTD.

                                  COMMON STOCK



                       SELECTED PLACEMENT AGENT AGREEMENT



                                           , 2001
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Gentlemen:

         J.E. Liss & Company, Inc. is acting as underwriter ("Managing Placement Agent"), on a "best efforts" basis, of an offering by Harp & Eagle, Ltd., a Wisconsin corporation ("Company"), of 1,000,000 shares of its common stock, par value $0.0001 per share ("Common Stock"), at an initial public offering price anticipated to range from $5.00 per share to $6.50 per share. The Company and the Common Stock are more particularly described in the registration statement of the Company on Form SB-2 ("Registration Statement"), relating to the registration of the Common Stock under the Securities Act of 1933, as amended ("Securities Act"), including the enclosed prospectus relating to the offering ("Prospectus"), additional copies of which will be supplied in reasonable quantities upon your request.

         We have entered into an agreement with the Company ("Managing Placement Agent Agreement"), pursuant to which we have been authorized to select and manage a group of dealers (including ourselves), among whom we are pleased to include you, who will have the right, and will agree to use their best efforts, to solicit subscriptions for Common Stock, on the terms and conditions stated herein and in the Prospectus.

         1.   Offering to Certain Dealers.

         We are offering the right to solicit subscriptions for Common Stock to certain dealers ("Selected Placement Agents") who are members of the National Association of Securities Dealers, Inc. ("NASD") and who agree to comply with Rule 2740 of the NASD Conduct Rules, or, if a foreign dealer, who will when procuring subscribers in the United States, conform to such Rules, and if not eligible for membership in the NASD, agree when soliciting subscriptions for Common Stock outside the United States not to make sales to United States citizens, and, in connection with sales of Common Stock, to comply with the NASD Interpretive Material with respect to "Free-Riding and Withholding" (IM-2110-1) and Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules.

         No Selected Placement Agent may reallow commissions to any non-member broker-dealers, including foreign broker-dealers registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The right to solicit subscriptions for Common Stock is subject to the terms set forth herein and in the Prospectus and is several, not joint.


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         2.   Terms of Offering.

         In accordance with the terms and conditions set forth in the Prospectus, the Common Stock is anticipated to be offered at an initial public offering price ranging from $5.00 per share to $6.50 per share; the minimum subscription is 100 shares of Common Stock, unless the Company otherwise agrees in writing.

         Funds tendered by subscribers for Common Stock will be held in escrow by Grafton State Bank, Grafton, Wisconsin ("Escrow Agent"), pursuant to an agreement among the Company, the Escrow Agent and us ("Escrow Agreement"). In the event that at least 60,000 shares of Common Stock have not been sold within 120 days from the initial effective date of the Registration Statement under the Securities Act ("Termination Date"), the offering will terminate, and no Common Stock will be sold, in which event no commissions or expense allowance shall be payable to you (or to any other Selected Placement Agent, including us), and funds received from subscribers will be promptly returned directly to them in full by the Escrow Agent, without interest thereon or deduction therefrom, as provided in the Escrow Agreement. Provided that at least 60,000 shares of Common Stock are sold on or before the Termination Date, the Selected Placement Agents may continue to offer the Common Stock for sale until (i) 1,000,000 shares are sold or (ii) December 31, 2001, whichever first occurs; the Offering may be terminated at any time prior thereto at the discretion of the Company. In the event that the offering is otherwise terminated prior to the initial disbursement of subscription proceeds by the Escrow Agent ("Closing"), no commissions or expense allowance shall be payable to you (or to any other Placement Agent, including us), and funds received from subscribers will be promptly returned directly to them in full by the Escrow Agent, without interest thereon or deduction therefrom.

         If you agree to participate in the solicitation of subscriptions for Common Stock, you should advise us by telephone or telegraph at our office (at the address specified in paragraph 9 hereof) of the number of shares of Common Stock for which you wish to procure subscriptions. You agree to advise us from time to time, upon request, of the number of subscriptions procured by you. Acceptance or rejection of subscriptions procured by you will be confirmed, subject to the terms and conditions set forth herein and in the Prospectus. We shall have full authority to take such action as we may deem advisable with respect to all matters pertaining to the public offering of the Common Stock.

         3.   Compensation of Selected Placement Agent.

         We will reallow to you, as a Selected Placement Agent, commissions and a nonaccountable expense allowance in amounts equal to % and %, respectively, of the aggregate purchase price of Common Stock for which you have procured subscriptions which are accepted by the Company. No commissions or expense allowance will be paid (i) in the case of any subscription which is rejected,
(ii) if at least 60,000 shares of Common Stock are not sold within the period provided therefor (as described herein and in the Prospectus), or (iii) in the case of any subscription which we determine was solicited in violation of applicable securities laws or the rules of the NASD. In the event of any dispute as to whether a particular subscription was procured by you, the designation of the Selected Placement Agent appearing on the related Subscription Agreement shall be determinative; if no designation appears on a Subscription Agreement, the subscription shall be deemed to have been procured by the Managing Placement Agent. The full amount of any commissions and expense allowance to which you are then entitled shall be paid to you by us promptly following each Closing (as defined herein and in the Managing Placement Agent Agreement).

         4. Subscription Procedure. In order for a subscription to be considered, the prospective investor must:

              (a) complete, execute and deliver to the Company a Subscription Agreement in the form included as Exhibit A to the Prospectus; and

              (b) tender payment (checks must be payable to "Grafton State Bank, Escrow Agent,") in an amount equal to the full purchase price of the Common Stock subscribed for, which payment must be delivered to the Escrow Agent, by 12:00, noon, on the business day next following receipt thereof by any Selected Placement Agent.


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         5.  Position of Managing Placement Agent and Selected Placement Agents.

         We have been advised by the Company that the Registration Statement has become effective. You, as a Selected Placement Agent soliciting subscriptions for Common Stock pursuant hereto, agree (which agreement shall also be for the benefit of the Company) that you will (i) comply with all applicable provisions of the Securities Act, the Exchange Act and applicable state securities or "blue sky" laws (including, in each case, all rules and regulations promulgated under such federal and state statutes), and the Conduct Rules of the NASD, (ii) prepare and maintain, for your benefit and the benefit of the Company, file memoranda and other appropriate records substantiating the foregoing and shall retain such records for the period required under Exchange Act Rule 17a-4 or the laws of any state in which you offer the Common Stock for sale, whichever is longer; and (iii) not make sales of Common Stock to discretionary accounts.

         In connection with the offer and sale of Common Stock, no person is authorized to give any information or make any representation not contained in the Prospectus, or to distribute to any potential investor or to the public generally any sales, promotional or advertising material which has not been previously authorized in writing by us. Nothing herein shall constitute the Selected Placement Agents partners or associates of (or as having any like relationship with) the Managing Placement Agent or one another. We shall be under no liability to you, except as may be incurred under the Securities Act, and except for obligations expressly assumed by us in this Agreement; no other obligation on our part shall be implied or inferred herefrom.

         6.  Indemnification.

         Under the Managing Placement Agent Agreement, the Company has agreed to indemnify each of the Selected Placement Agents (including us) and each person, if any, who controls a Selected Placement Agent within the meaning of the Securities Act against certain liabilities, including liabilities arising under such Act. Each Selected Placement Agent, by execution and delivery of this Agreement, agrees to indemnify the Company and each person, if any, who controls the Company, as provided in the Managing Placement Agent Agreement, and agrees to indemnify the Managing Placement Agent and each other Selected Placement Agent to the extent and in the manner such Selected Placement Agent agrees to indemnify the Company in the Managing Placement Agent Agreement.

         7.  Blue Sky Matters.

         We shall have no responsibility with respect to the right of any Selected Placement Agent to solicit subscriptions for Common Stock in any jurisdiction in which the Common Stock may be offered for sale, notwithstanding any statements or information that may be made or furnished to you by any person or entity in that connection.

         8.  Term of Agreement.

         This Agreement shall terminate as of (i) the close of business on the 90th day following the date of the Prospectus, unless extended by us, in our sole discretion, for successive 30-day periods, or (ii) the termination of the offering, whichever first occurs. We may, in our sole discretion, terminate this Agreement at any time. Notwithstanding the termination of this Agreement, you shall remain liable to the extent provided by law for your proportionate amount of any claim or demand (including resulting liability, if any) which may be made against you alone, or against you together with other Selected Placement Agents soliciting subscriptions for Common Stock under the terms hereof, or against us, or either of us, based upon the assertion that the Selected Placement Agents or any of them constitute an association, partnership, unincorporated business or other separate entity.

         9.  Notices.

         All communications to us should be addressed to J.E. Liss & Company, Inc., 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Jerome
E. Liss. Any communication from us shall be addressed to you at the address furnished in the confirmation hereof, and any notices from us to you shall be deemed to have been authorized if sent by us and to have been duly given if mailed or telegraphed to you at such address.

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         10.  Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         In the event that you agree to participate in the procurement of subscriptions for Common Stock, please confirm such agreement by completing, signing and returning to us the enclosed duplicate hereof.


                                                      Very truly yours,
                                                  J.E. Liss & Company, Inc.



                                          By:
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                                                  Jerome E. Liss, President

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Jerome E. Liss
J.E. Liss & Company, Inc.
424 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Dear Sir:

         We hereby confirm our agreement to procure subscribers, on a "best efforts" basis, for the 1,000,000 shares of common stock ("Common Stock") to be offered for sale by Harp & Eagle, Ltd., subject to the terms and conditions of the foregoing Agreement. We acknowledge receipt of the Prospectus relating to the Common Stock, and confirm that, in agreeing to procure subscribers for Common Stock, we have relied upon no statements whatsoever, oral or written, other than the statements in such Prospectus. We represent that we are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules. If a foreign dealer, we agree, when procuring subscribers in the United States, to in all respects conform to the NASD Conduct Rules, and, in making sales of Common Stock, to comply with the NASD Interpretive Material with respect to "Free-Riding and Withholding" (IM-2110-1) and Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules.

                                                      Very truly yours,


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                                                       (Name of Firm)



                                         By:
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                                                     (Name and Title)

                                               Address to which all notices
                                               may be mailed or telegraphed


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                                                    (Street Address)

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                                               (City, State and Zip Code)



Dated:
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